Exhibit 2.02

                               OPERATING AGREEMENT
                                       OF
                              PEAK ASPHALT, L.L.C.


         THIS OPERATING AGREEMENT OF PEAK ASPHALT, L.L.C. (this "Agreement"), is made and entered into this 22nd day of December, 2004, to be effective as of the 1st day of May, 2004, by and between CROWN ENERGY CORPORATION, a Utah corporation ("Crown"), and PEAK HOLDING, LLC, an Idaho limited liability company ("Holding") (collectively referred to herein as the "Members").

                                    Recitals

         A. The parties desire to engage in the business of acquiring, holding, managing, and operating asphalt terminals, asphalt blending and modification equipment, and asphalt emulsion manufacturing equipment, and the asphalt marketing and distribution business (collectively the "Business").

         B. On or about April 19, 2004, Articles of Organization were filed with the Division of Corporations and Commercial Code of the Department of Commerce, State of Utah, to form Peak Asphalt, L.L.C. (the "Company").

         C. [It is the intent of the parties that the Members will share in the cost and expense of the Operations of the Business and in improvements to the Business in proportion with their Ownership Percentages and will receive an increase in each such party's Capital Account (as defined below).]

         D. The parties hereto desire to provide for the regulation and management of the affairs of the Company.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    Article I
                                  Defined Terms

         When used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Act" shall mean the Utah Revised Limited Liability Company Act, as amended or revised from time to time.

         1.2 "Additional Capital Contribution" shall have the meaning set forth in Section 3.2.

         1.3 "Additional Opportunity" shall have the meaning set forth in
Section 6.9.

         1.4 "Affiliate" of a Person shall mean a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question. The term "control," as used in the immediately preceding sentence, means, respecting a Person that is a

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corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and, respecting a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

         1.5 "Agreement" shall mean this Agreement as originally executed and as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby," and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         1.6 "Available Cash" of the Company shall mean all cash funds of the Company on hand from time to time (including cash funds obtained as contributions to the capital of the Company by the Members, loans to the Company, and net proceeds from Capital Transactions, but excluding cash funds obtained from Terminating Transactions) after (a) payment of all expenses of the Company as of such time, including all costs, expenses, or charges respecting the ownership, operation, development, maintenance, and upkeep of the Company Property, including ad valorem taxes, debt amortization (including interest payments), advertising expenses, professional fees, wages, and utility costs,
(b) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (c) provision for an adequate working capital reserve as determined by the Management Committee to be reasonably necessary for Operations of the Business of the Company.

         1.7 "Business" shall have the meaning set forth in Recital A above.

         1.8 "Capital Account" shall have the meaning set forth in Section
3.4(a).

         1.9 "Capital Transaction" shall mean a transaction (a) pursuant to which the Company borrows funds, (b) pursuant to which part of the assets of the Company are sold, condemned, exchanged, abandoned, or otherwise disposed of, (c) pursuant to which insurance proceeds or other damages are recovered by the Company in respect of a capital asset of the Company (and, not for such items as Business interruption or similar items), or (d) that, in accordance with generally accepted accounting principles, is otherwise considered capital in nature.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

         1.11 "Company" shall mean the limited liability company operated pursuant to the terms hereof for the limited purposes and scope set forth herein.

         1.12 "Contract Interest Rate" shall mean the prime rate, calculated per annum, plus one percent (1%), as quoted in the Wall Street Journal calculated the first day of each calendar quarter for that quarter as quoted in the Wall Street Journal on that day.

         1.13 "Delinquent Member" shall have the meaning set forth in Section
3.3.

         1.14 "Fiscal Year" of the Company shall mean the calendar year.

         1.15 "Indemnified Parties" shall have the meaning set forth in Section 6.5.

         1.16 "Management Committee" shall mean the Persons designated pursuant to Section 5.3 to manage and operate the Business of the Company.

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         1.17 "Members" shall mean the parties to this Agreement and such other
Persons that are admitted to the Company as additional or substituted Members. Reference to a "Member" shall mean any one of the Members.

         1.18 "Net Income or Loss" of the Company for any Fiscal Year (or portion thereof) shall mean the excess or deficit, as the case may be, of (a) the gross income of the Company derived from Operations as calculated under federal income tax accounting principles for such Fiscal Year over (b) all items of expense incurred by the Company respecting Operations during such Fiscal Year that are allowable as deductions under federal income tax accounting principles and depreciation, cost recovery, or other amortization deduction allowable to the Company for federal income tax purposes respecting any Company asset for such Fiscal Year. The Management Committee shall use its best efforts in all events, unless otherwise agreed to by the Manager designated by Crown, to maximize the income of the Company at all times during which the promissory note of the Company to Crown and its affiliates in the principal amount of $7,500,000 is outstanding.

         1.19 "Non-Defaulting Member' shall have the meaning set forth in
Section 3.3.

         1.20 "Operating Budget" shall have the meaning set forth in Section
7.4.

         1.21 "Operating Line" shall have the meaning set forth in Section 7.1.

         1.22 "Operations" shall mean all revenue-producing activities of the Company other than activities relating to Capital Transactions, including, but not limited to, (a) the ownership of the Property, (b) the purchase of raw materials (i.e. asphalt, blend stock, extender oils, chemicals, emulsifiers, polymers, etc.), (c) the storage of raw materials as inventory, (d) the blending, mixing, and milling of raw materials through equipment at the Property into finished asphalt and/or emulsion products, (e) the sale of finished asphalt and emulsion products, (f) the management and accounting of sales, expenses, and costs related to the Business.

         1.23 "Ownership Percentage" means, respecting each Member, the product of 100%, multiplied by a fraction, the numerator of which shall be the number of Units held by such Member and the denominator of which shall be the total number of Units outstanding at that time.

         1.24 "Person" shall mean any individual, partnership, corporation, trust, or other entity or association.

         1.25 "Property" shall mean the property, equipment, and terminals being acquired from Crown or its Affiliates, as more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference, together with such other property, equipment, terminals, buildings, fixtures, improvements, and certain items of personal property that from time-to-time are acquired by the Company.

         1.26 "Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed, or final Regulations.

         1.26 "Tax-Matters Member" shall have the meaning set forth in Section 5.12.

         1.27 "Terminating Transaction" shall mean a sale, condemnation, exchange, or other disposition, whether by foreclosure, abandonment, or otherwise, of all or substantially all of the then-remaining assets of the

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Company that is entered into in connection with the dissolution, termination, and winding up of the Company or that will result in the dissolution of the Company.

         1.28 "Unit" shall mean an interest in the Company consisting of the rights, covenants, and responsibilities more particularly set forth herein.

                                   Article II
                               General Provisions

         2.1 Formation of the Company. The Members previously formed the Company as a limited liability company pursuant to the provisions of the Act by filing Articles of Organization with the Division of Corporations and Commercial Code of the Department of Commerce, State of Utah, and hereby adopt this Agreement to provide for the regulation and management of the affairs of the Company.

         2.2 Name. The Business of the Company shall be conducted under the name "Peak Asphalt, L.L.C." or such other name that the Management Committee may select.

         2.3 Purposes and Scope. Subject to the provisions of this Agreement, the Company is formed to acquire, hold, manage, and operate asphalt receiving, processing, storage, blending, manufacturing, distribution, and handling facilities along with related Business activities; to acquire the asphalt assets and Business from Crown's subsidiaries, which assets and Business will constitute the Property; to engage in any activity necessary or convenient to accomplish its purposes and operate its Business as set forth herein as the Members may from time-to-time determine; and to exercise all powers permitted thereby. This Agreement does not and shall not be construed to govern any business relationships between the parties other than those specified in this Agreement.

         2.4 Articles of Organization. The Members further agree and obligate themselves to execute, acknowledge, file, record, and/or publish, as necessary, such amendments to the Articles of Organization as may be required by the terms hereof or by law and such other certificates and documents as may be appropriate to comply with the requirements of law for the continuation, preservation, and/or operation of the Company as a limited liability company. Any amendment to the Articles of Organization shall require the written consent of Members holding in the aggregate at least 67% of the outstanding Units entitled to vote.

         2.5 Fictitious Name. Concurrently with the execution of this Agreement, the Company shall make any filings or disclosures required by the laws of the state of Utah respecting its use of a fictitious name, if any.

         2.6 Ownership. The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership in any property or interest in property owned by the Company except as a Member in the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following any dissolution, any right that such Member may have to maintain any action for partition respecting any of the assets of the Company.

         2.7 No Individual Authority. Except as otherwise specifically provided in this Agreement, no Member, acting alone, shall have any authority to act for, or to undertake or assume any obligation, debt, duty, or responsibility on behalf of, any other Member or the Company.

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         2.8 Designated Office. The designated office of the Company shall be at
1710 West 2600 South, Woods Cross, Utah 84087, or at such other or additional place or places as the Management Committee shall reasonably determine.

         2.9 Term of the Company. The term of the Company shall continue until terminated pursuant to the provisions of this Agreement or such other date as the Members shall select in accordance with the provisions of Section 9.2

         2.10 Registered Agent. The registered agent of the Company shall be Jay Mealey whose office address is 1710 West 2600 South, Woods Cross, Utah 84087.

         2.11 Registered Office. The registered office of the Company shall be 1710 West 2600 South, Woods Cross, Utah 84087.

                                   Article III
                              Capital Contributions

         3.1 Initial Capital Contributions; Units. In connection with the formation of the Company, each Member has performed valuable services for or on behalf of the Company, or will perform such valuable services in the future, for which each such Member shall have a profits interest in the Company by virtue of the Units credited to such Members as set forth opposite such Members' names set forth below:

                                                          Units
                           Name                            Held
         -----------------------------------------    ------------
         Peak Holding, LLC                                  5,100
         Crown Energy Corporation                           4,900
                                                      -----------
         Total                                             10,000
                                                      ===========

The Units credited to each Member shall reflect the interest of the Members in the future profits of the Company and shall not otherwise affect their respective capital interests.

         3.2 Additional Contributions. The Management Committee shall have the right to call for additional contributions by the Members to the capital of the Company ("Additional Capital Contributions"), pro rata in accordance with the Members' respective Ownership Percentages, and subject to the provisions of
Section 5.8. In the event of a call for Additional Capital Contributions, the Management Committee shall deliver to the Members a Notice of Additional Capital Contributions at least 30 days prior to the date such Additional Capital Contributions are required. The Notice of Additional Capital Contributions shall include the amount each Member is required to contribute. The Members shall make such Additional Capital Contributions to the Company in good funds on the date set forth in the Notice of Additional Capital Contributions. Any Additional Capital Contributions of a Member shall increase the Member's Capital Account, but, as long as such contributions are made in proportion to the Members' respective Ownership Percentages, shall not result in an increase in the number of Units held by the Members or a change in the Ownership Percentages of the Members.

         3.3 Failure To Contribute.

                  (a) If a Member fails to contribute by the time required all or any portion of an Additional Capital Contribution that such Member (the "Delinquent Member") is required to make as provided in this Agreement, the Company, at the direction of the other Member (the "Non-Defaulting Member"), or the Non-Defaulting Member, may, on notice

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         to the Delinquent Member, deliver to the Company the amount of the
         Delinquent Member's Additional Capital Contribution not paid by the Delinquent Member. Such payment shall be, at the option of the Company or the Non-Defaulting Member making payment, as the case may be, either in the form of a loan to the Delinquent Member or a contribution to the capital of the Company. The Company or the Non-Defaulting Member, as the case may be, may plead for relief under one or more of such remedies in any arbitration or judicial proceeding; provided, however, to the extent the Company or the Non-Defaulting Member exercises one of such remedies as to all or a portion of the Additional Capital Contribution that is in default and receives the payment, adjustment, or other relief provided for in connection with such remedy, the Delinquent Member shall not be liable in any event for more than the obligation that is owed.

                           (i) If the Non-Defaulting Member advances the
                  Delinquent Member's Additional Capital Contribution that is in default as a loan, such loan will be made under the following the provisions:

                                    (1) the principal balance of the loan and
                           all accrued unpaid interest thereon shall be due and payable in whole on the tenth day after written demand therefore by the Non-Defaulting Member to the Delinquent Member, provided, however, that the demand for payment of such loan may not be made until after the date that is six months after the date such loan is made;

                                    (2) the amount loaned shall bear interest at
                           the Contract Interest Rate plus 5% from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Non-Defaulting Member;

                                    (3) all distributions from the Company that
                           otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company and whether before or after demand for payment is made pursuant to the immediately preceding subsection
                           (1)) instead shall be paid to the Non-Defaulting Member until the loan and all interest accrued on it have been paid in full to the Non-Defaulting Member (with payments being applied first to accrued and unpaid interest and then to principal); and

                                    (4) the payment of the loan and interest
                           accrued on it shall be secured by a security interest in the Delinquent Member's membership interest.

                           (ii) A contribution made to the Company and
                  designated as a capital contribution by the Non-Defaulting Member shall be credited to the Capital Account of the Non-Defaulting Member making the contribution. The Ownership Percentage of the Delinquent Member shall be reduced by the number of percentage points determined by the following formula:

                   Unpaid Additional Capital Contribution of Delinquent Member
                   -----------------------------------------------------------
                            Total Capital Contributions by All Members

                           (iii) For purposes of this Section 3.3, "Total
                  Capital Contributions by All Members" means the aggregate capital contributions of the Members (including the capital contribution made by the Non-Defaulting Member pursuant to this Section 3.3 on its own behalf and on behalf of the Delinquent Member) since inception of the Company.

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                           (iv) The Ownership Percentage of the Non-Defaulting
                  Member that makes the contribution shall be increased by the same number of percentage points equal to the reduction in the Ownership Percentage of the Delinquent Member. Appropriate adjustments shall be made in the Capital Accounts of the Members to reflect actual cash contributions.

                  (b) Each Member grants to the Company, and to the Non-Defaulting Member with respect to any loans made by the Non-Defaulting Member to that Member as a Delinquent Member pursuant to
         Section 3.3, as security, for the payment of all Additional Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by the Non-Defaulting Member to that Member as a Delinquent Member pursuant to Section 3.3, a security interest in and a general lien on all of its interest in the Company and the proceeds thereof, all under the Uniform Commercial Code of Utah. On any default in the payment of an Additional Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Non-Defaulting Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Utah with respect to the security interest granted in this Section 3.3. Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Company or the Non-Defaulting Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 3.3. At the option of the Company or a Non-Defaulting Member, this Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

         3.4 Capital Accounts.

                  (a) A separate "Capital Account" (herein so called) shall be maintained for each Member in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Regulations. Each Member shall have only one Capital Account, regardless of the number or classes of Units in the Company owned by such Member and regardless of the time or manner in which such Units were acquired by such Member. Pursuant to the basic rules of Section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Member's Capital Account shall be:

                           (i) credited with: (1) the amount of money
                  contributed by such Member to the Company and the fair market value of any Property contributed by such Member to the Company (net of liabilities secured by such Property that the Company assumes or takes subject to); (2) except as provided below, the amount of taxable income or gain allocated to such Member; and (3) such Member's pro rata share of any tax-exempt income or gain of the Company; and

                           (ii) debited with: (1) the amount of money (excluding
                  guaranteed payments) and the agreed fair market value of any Property distributed to such Member (net of liabilities secured by such Property that the Member assumes or takes subject to); (2) except as provided below, the amount of taxable loss and deductions (or items thereof) allocated to such Member; and (3) such Member's pro rata share of any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or expenditures that are so treated under Section 1.704-(b) of the Regulations); and

                           (iii) otherwise adjusted in accordance with the other
                  capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Regulations.

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         In addition, if Property is distributed in kind by the Company, the
         Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such Property (that has not already been reflected in the Members' Capital Accounts) would be allocated to the Members if there were a taxable disposition of such Property for its agreed fair market value on the date of distribution.

                  (b) Notwithstanding the foregoing, if Property is contributed to the Company by a Member, the Company shall thereafter compute gain, loss, and depreciation in respect of the contributed Property separately for book and tax purposes as required by Sections 1.704-1(b)(2)(iv), 1.704-1(b)(4)(i), and 1.704-(b)(4)(iii) of the
         Regulations. Such items so computed for book purposes shall be allocated among the Members in the manner provided in Article IV below and shall be reflected in the Members' Capital Accounts by appropriate increases or decreases thereto as required by Section 1.704-1(b)(2)(iv)(b) of the Regulations. Such items so allocated for tax purposes shall not be reflected in the Members' Capital Accounts.

                  (c) Notwithstanding the foregoing, it is the intention of the Members that their Capital Accounts in the Company be maintained strictly in accordance with the capital account maintenance requirements of Section 1.704-1(b) of the Regulations, and that their Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

                  (d) A loan by a Member to the Company shall not be considered a contribution of money to the capital of the Company, and the balance of such Member's Capital Account shall not be increased by the amount so loaned, unless such loan is determined by the Internal Revenue Service in a final administrative proceeding to be a capital contribution by such Member. No repayment of principal or interest on any such loan, reimbursement made to a Member respecting advances or other payments made by such Member on behalf of the Company, or payments of fees to a Member or its Affiliates that are made by the Company shall be considered a return of capital or in any manner affect the balance of such Member's Capital Account.

                  (e) Except as otherwise provided herein or by the Act, no Member having a negative balance in its Capital Account shall have any obligation to the Company or any other Member to restore its Capital Account to zero. A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or Property of the Company.

         3.5 Return of Capital. Except to the extent provided in Article IV below, no Member shall have the right to demand or receive the return of such Member's capital contributions to the Company.

         3.6 No Interest on Capital Contributions. Except as otherwise provided herein, no Member shall receive any interest on such Member's capital contributions to the Company or such Member's Capital Account, notwithstanding any disproportion therein as between the Members.

                                   Article IV
                          Allocations and Distributions

         4.1 Distributions of Available Cash. The Management Committee, in its sole discretion, shall determine whether the Company should distribute its Available Cash; provided, however, that the Management Committee shall use its best efforts to distribute sufficient Available Cash to allow the Members to meet their obligations to federal and state taxing authorities. In the event that the Management Committee decides that part or all of the Company's Available Cash should be distributed to the Members, such Available Cash shall be distributed to the Members pro rata in accordance with their respective

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Ownership Percentages. Notwithstanding the foregoing, the net proceeds of a
Terminating Transaction shall be distributed in accordance with Section 9.2 hereof.

         4.2 Allocations of Income and Loss. Subject to the provision of Section 4.3, the Company's items of Net Income and Loss from Operations for each Fiscal Year and gain and loss realized by the Company in connection with each Capital Transaction, after giving effect to all Capital Account adjustments attributable to contributions and distributions of money and Property made during such Fiscal Year (but excluding income and loss, if any, that is required to be separately determined and allocated to the Members for federal income tax purposes in the same manner as prescribed under Section 704(c) of the Code), shall be allocated to the Members, pro rata in accordance with their respective Ownership Percentages.

         4.3 Limitations and Qualifications Regarding Allocations. Notwithstanding the provisions of Section 4.2, Net Income and Loss for each Fiscal Year and gain and loss realized by the Company (or items of income, gain, loss, deduction, or credit, as the case may be) shall be allocated in accordance with the following provisions to the extent such provisions shall be applicable.

                  (a) If the allocation of Net Loss (or items thereof) as provided in Section 4.2 hereof would cause or increase a deficit balance in a Member's Capital Account, there shall be allocated to such Member only that amount of Net Loss (or items thereof) as will not cause or increase a deficit balance in the Member's Capital Account. The Net Loss (or items thereof) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated first, to other Members having positive balances in their Capital Accounts, in proportion to such positive balances; and second, to all the Members in accordance with their respective Ownership Percentages. For purposes hereof, each Member's Capital Account shall be reduced for the items described in clauses (4), (5), and (6) of Regulation Section 1.704-1(b)(2)(ii)(d). If any allocation of Net Loss (or items thereof) is made under this Section 4.3, any allocation of Net Income and gain (including income and gain exempt from tax) of the Company allocated thereafter shall first be allocated as necessary to offset in reverse order the allocation made pursuant to this Section 4.3.

                  (b) If any Member unexpectedly receives any adjustment, allocation, or distribution described in clauses (4), (5), and (6) of Regulation Section 1.704-1(b)(2)(ii)(d), such Member shall be allocated, before any other allocation is made pursuant to Section 4.3, items of income and gain (including a pro rata portion of each item of income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate, as quickly as possible, the deficit balance, if any, in such Member's Capital Account (in excess of any limited dollar amount that such Member is obligated or treated as obligated to restore by contribution, within the meaning of Regulation
         Section 1.704-1-(b)(ii)(d)(2)). This provision is intended to be a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations and should be interpreted and implemented as provided therein. Any allocation of income or gain pursuant to this section shall be taken into account in computing subsequent allocations of income and gain pursuant to Section 4.2 and this Section 4.3, so that the net amount of all such allocations to each Member shall, to the extent possible, be equal to the net amount of income and gain that would have been allocated to each Member pursuant to Section 4.3 if such unexpected adjustment, allocation, or distribution had not occurred.

         4.4 Allocation of Income and Loss and Distributions in Respect of Units Transferred.

                  (a) If any Units in the Company are transferred, or are increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year

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         shall be assigned pro rata to each day in the particular period of such
         Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Members based upon their respective Units in the Company at the close of such day. For purposes of accounting convenience and simplicity, the Company shall treat a transfer of, or an increase or decrease in, Units in the Company that occurs at any time during a semimonthly period (commencing with the semimonthly period including the date hereof) as having been consummated on the first day of such semimonthly period, regardless of when during such semimonthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first 15 days of any month will be deemed to have been made on the first day of the month and sales and dispositions thereafter will be deemed to have been made on the 16th day of the month).

                  (b) Distributions of assets of the Company in respect of Units in the Company shall be made only to the Persons that, according to the books and records of the Company, are the holders of records of Units in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Management Committee shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Management Committee has knowledge or notice of any transfer or purported transfer of ownership of any Units in the Company.

                  (c) Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Units in the Company as of the date such sale or other disposition occurs.

                                    Article V
                 Status of Members and Management of the Company

         5.1 Participation in Management. Except as otherwise provided herein, the Members shall not participate in the management or control of the Company's Business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Management Committee.

         5.2 Limited Liability. Except as otherwise provided herein to the contrary, the Members shall not be bound by, or personally liable for, the expenses, liabilities, or obligations of the Company, except as provided in the Act.

         5.3 Management. Unless the Articles of Organization have dispensed with or limited the authority of the Management Committee, all power of the Company shall be exercised by or under the authority of, and the Business and affairs of the Company shall be managed under the direction of, the Management Committee. The Management Committee shall have exclusive power and control over the Business of the Company; only the Management Committee, or its authorized representatives, shall have the power to bind the Company. The initial Management Committee shall be comprised of three Persons, two of whom will be appointed by Holding and one of whom will be appointed by Crown. Each Person appointed to the Management Committee shall act as such until the earliest to occur of (a) his resignation, withdrawal, incapacity, removal, or death; or (b) the dissolution of the Company. A Member may remove a Person such Member appointed to the Management Committee at any time with or without cause. Management Committee vacancies shall be filled by the Member that appointed the member of the Management Committee causing the vacancy.

         5.4 Officers. The Management Committee will appoint a President and Secretary to manage the day-to-day Operations of the Business and may appoint additional officers as it deems necessary or desirable. Holding will appoint the initial President until his successor is appointed by the Management Committee. Crown will appoint the Secretary and his or her successor until such time as the Promissory Note payable by the Company to Crown has been paid in full. The officers shall report to the Management Committee.

         5.5 Management Committee, Manner of Acting. At any time more than one Person is serving on the Management Committee, the provisions of this Section
5.5 shall apply. As to matters in the ordinary course of Business and when a vote of the Management Committee is not otherwise required, any proper officer may execute any document or take any action without a meeting or other consent of the Management Committee, provided that such does not contravene the provisions of this Agreement and otherwise complies with applicable law. As to matters not in the ordinary course of Business or when a vote of Management Committee is otherwise required, the following shall apply:

                  (a) A majority of the Persons appointed to the Management Committee shall constitute a quorum for the transaction of Business at a meeting of the Management Committee unless this Agreement or the Articles of Organization require a greater number.

                  (b) The act of the majority of the Management Committee present at a meeting at which a quorum is present when the vote is taken shall be the act of the Management Committee unless this Agreement or the Articles of Organization require a greater percentage.

                  (c) Unless the Articles of Organization provide otherwise, any or all Persons appointed to the Management Committee may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all Persons participating may simultaneously hear each other during the meeting. A Person participating in a meeting by this means is deemed to be present in person at the meeting.

                  (d) A Person who is present at a meeting of the Management Committee when action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting Business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Person who votes in favor of the action taken.

                  (e) Unless the Articles of Organization provide otherwise, any action required or permitted to be taken by the Management Committee at a meeting may be taken without a meeting, without prior notice, and without a vote, if all of the members of the Management Committee sign a written consent describing the action taken, and the consents are filed with the records of the Company. Action taken by consent is effective when the last Person signs the consent, unless the consent specifies a subsequent effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

                  (f) Unless this Agreement or Articles of Organization require a greater percentage, the Management Committee shall determine all matters based upon a majority consent, without regard to their respective Ownership Percentage, if any. If, at any time, the Management Committee is deadlocked as to a matter, the matter shall be determined by a vote of the Members.

                  (g) Unless the Articles of Organization provide for a longer or shorter period, meetings of the Management Committee must be preceded by at least two days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the meeting unless required by the Articles of Organization or this Agreement.

         5.6 Management Committee; Specific Powers. Except as otherwise specifically provided in this Agreement, all matters in connection with the day-to-day conduct of the Company's Business and the use or disposition of its assets shall be decided solely by the Management Committee, acting through the officers of the Company. Without limiting the generality of the foregoing, the Management Committee shall have the power and authority on behalf of the Company to:

                  (a) acquire such tangible and intangible personal Property as may be necessary or desirable to carry on the Business of the Company;

                  (b) negotiate, execute, and deliver leases for office space for the Operations of the Company's Business;

                  (c) purchase equipment, supplies, and materials and produce, manufacture, market, and distribute products as, in their sole discretion, they shall deem advisable;

                  (d) employ, terminate the employment of, supervise, and compensate such Persons as, in its sole discretion and judgment, it shall deem advisable for the proper operation and management of the Business of the Company;

                  (e) invest Company funds in interest-bearing accounts, commercial paper, government securities, certificates of deposit, or similar investments;

                  (f) execute promissory notes, deeds of trust, regulatory agreements, and all other documents, agreements, or certifications;

                  (g) sell, transfer, exchange (whether or not qualifying as a tax-free exchange under Section 1031 of the Code), assign, convey, lease, further encumber, hypothecate, or otherwise dispose of all or any part of the assets of the Company in the ordinary course of the Business of the Company;

                  (h) execute and file all reports and maintain all records required by law or by this Agreement; and

                  (i) coordinate the management and operation of the Company and perform other normal Business functions and otherwise operate and manage the Business and affairs of the Company in accordance with and as limited by this Agreement.

         5.7 Delegation by Management Committee. No Person serving on the Management Committee may delegate (other than an entity to an authorized representative) the Person's authority and power to manage the Business and affairs of the Company unless (a) the delegation is in writing, (b) the scope and duration of the authority delegated is specified in writing, (c) the Person retains the power to revoke the delegation at any time for any or no reason, (d) the delegation does not include any power of substitution without the written consent of the Person, and (e) the delegation does not cause the Person to cease to be a manager.

         5.8 Limitation on Powers and Authority of Management Committee. Notwithstanding the provisions of this Article V or any other provisions herein, the Management Committee shall not have the right or power to do any of the following without the consent of Members holding 65% or more of all of the Ownership Percentage.

                  (a) do any act that would make it impossible to carry on the ordinary Business of the Company;

                  (b) make a substantial change in the authorized Business of the Company;

                  (c) confess a judgment against the Company;

                  (d) use the Company name, credit, or assets for other than Company purposes;

                  (e) do any act in contravention of this Agreement;

                  (f) amend this Agreement;

                  (g) commingle the funds of the Company with the funds of any other Person;

                  (h) submit any dispute involving the Company to binding arbitration;

                  (i) execute or deliver any assignment for the benefit of the creditors of the Company;

                  (j) cause the Company to borrow any sums for which any of the Members have recourse liability (provided, however, that this provision shall not restrict the ability of the Company to borrow amounts under the Operating Line);

                  (k) call for an Additional Capital Contribution;

                  (l) cause the Company to borrow or incur any indebtedness, in the aggregate, in excess of $100,000 except for the Operating Line;

                  (m) obligate the Company to make a capital expenditure in excess of $100,000;

                  (n) dispose of all or substantially all of the assets or goodwill of any Business of the Company, except for routine sales, leases, or other transfers, replacements, renovation, and repairs in the ordinary course of the Company's Business;

                  (o) commence any legal action on behalf of the Company involving amounts greater than $50,000;

                  (p) pledge, mortgage, or grant a security interest in the Company's assets, other than for the Promissory Note payable to Crown and its Affiliates to secure the Operating Line, or to current lenders in connection with the assignment of obligations to the Company;

                  (q) enter into any raw material supply agreement greater than one year in duration or for in excess of 30,000 tons of raw material;

                  (r) approve an Operating Budget;

                  (s) enter into any merger, reorganization, consolidation, dissolution, or similar restructuring of the Company;

                  (t) enter into any contract or transaction with a Member of the Company or any Affiliate of a Member of the Company;

                  (u) admit a Person as a Member, except as provided herein.

In case of actual emergency, the Management Committee may take on behalf of the Company any reasonable action it deems necessary to protect life or Property, to protect the assets of the Company, or to comply with applicable law, without the approval of the Members as required elsewhere in this Section 5.8 if time does not permit obtaining such approval. The Management Committee shall promptly notify the Members of the emergency or unexpected expenditure. Any Member may thereafter dispute the reasonableness or necessity of such expenditure incurred by the Management Committee for such action by giving written notice of such dispute to the Management Committee. Thereafter the Management Committee and the Member shall negotiate in good faith to resolve such dispute. In the event any dispute is not resolved, the provisions of Section 6.1 shall apply.

         5.9 Standard of Conduct. The Management Committee at all times shall operate and manage the Business and affairs of the Company in a reasonable and prudent manner.

         5.10 Compensation of Management Committee.

                  (a) Except as agreed by the Members, the Management Committee or its members shall not receive compensation in consideration of the performance of the duties and responsibilities of the Management Committee. However, the Management Committee shall be reimbursed for all costs and expenses incurred on behalf of the Company. Except as otherwise provided herein, neither a Management Committee member nor any other Member shall be entitled to a fee for services to the Company in its capacity as a Member.

                  (b) The Company shall be obligated, and the Management Committee is authorized, to pay from Company assets all expenses relating to the organization of the Company. Such expenses may be paid directly by the Company or paid by the Management Committee and then reimbursed by the Company. Without limiting the generality of the foregoing, such organizational expenses include legal, accounting, consulting, duplication and printing, telephone, telex, postage, airfreight, travel and entertainment, and other expenses and fees (including filing fees) paid or incurred in organizing the Company. No part of the amount so paid pursuant to this section shall be deemed to be a management fee payable to the Management Committee.

                  (c) The Management Committee and its members shall devote such time, effort, and skill to the affairs of the Company as the Management Committee may deem to be reasonably required for the welfare and success of the Company, but shall not be obligated to devote all of their business time to the affairs of the Company.

         5.11 Execution of Documents. Except as limited by Section 5.8, the Management Committee, or its authorized representative, is hereby authorized to execute on behalf of the Company any and all documents in connection with the Company's Business, including, but not limited to, deeds, deeds of trust, promissory notes, guaranties, leases, certificates, affidavits, assignments, security agreements, and contracts.

         5.12 Tax-Matters Member.

                  (a) Holding is hereby designated the "tax-matters partner" as that term is defined in Section 6231(a)(7) of the Code (referred to herein as the "Tax-Matters Member").

                  (b) The Tax-Matters Member shall take no action in such capacity without the authorization or consent of the other Members, other than such action as the Tax-Matters Member may be required to take by law. The Tax-Matters Member shall use its best efforts to comply with the responsibilities outlined in Sections 6222 through 6232 of the Code and in doing so shall incur no liability to the other Members. Notwithstanding the Tax-Matters Member's obligation to use its best efforts in the fulfillment of its responsibilities, the Tax-Matters Member shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Members agree on a method for sharing such expenses.

                  (c) The Tax-Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the other Members without first obtaining the written consent of the other Members.

                  (d) No Member shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of items for any Company taxable year without first notifying the other Members. If the other Members agree with the requested adjustment, then the Tax-Matters Member shall file the request for administrative adjustment on behalf of the Member. If unanimous consent is not obtained within 30 calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax-Matters Member, may file a request for administrative adjustment on its own behalf.

                  (e) Any Member intending to file a petition under Sections 6226, 6228, or other section of the Code respecting any item or other matter involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case when the Tax-Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, then the appropriate forum shall be decided by vote of a majority in interest of the Members. Each Member shall have a vote in accordance with its aggregate percentage right to distributions of Available Cash for the year under audit. If such a majority cannot agree, then the Tax-Matters Member shall choose the forum. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of this Section 5.12(e), then such Member shall notify the other Members of such intended action.

                  (f) The Tax-Matters Member shall not bind any Member to a settlement agreement without obtaining the written concurrence of such Member. For purposes of this Section 5.12(f), the term "settlement agreement" shall include a settlement agreement at either an administrative or judicial level. Any Member that enters into a settlement agreement respecting any partnership items, as defined in
         Section 6231(a)(3) of the Code, shall notify the other Members of such settlement agreement and its terms within 90 calendar days from the date of settlement.

                  (g) The provisions of this Section 5.12 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service or the

         United States Department of the Treasury any and all matters regarding the United States federal income taxation of the Company.

         5.13 Other Tax Elections. The Management Committee may, in its sole discretion, make or revoke the elections referred to in Section 754 of the Code or any corresponding provisions of state tax laws. Each of the Members will upon request supply the information necessary to properly give effect to such elections. The Management Committee shall revalue Company Property to its fair market value (taking into account Section 7701(g) of the Code) on the revaluation date in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations and shall adjust the Capital Accounts of the Members as described herein when any new or existing Member contributes money or other Property (other than a de minimis amount) to the Company in exchange for an interest in the Company or when the Company distributes money or other Property (other than a de minimis amount) to a withdrawing or continuing Member in exchange for all or a portion of such Member's interest in the Company.

         5.14 Inconsistent Treatment of Item. If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, then such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                   Article VI
                   Members' Responsibilities among Themselves

         6.1 Members' Vote. Unless this Agreement or the Articles of Organization require a greater percentage, the Members shall determine all matters that require the consent of the Members based upon the approval or consent of Members holding at least 65% in Ownership Percentages in the Company. In the event that, for any reason, at least 65% in Ownership Percentages of the Members shall not be able to agree on a matter under consideration by the Members, within five days after the matter is submitted to the Members, the resolution thereof shall be determined by a majority decision of a panel consisting of one unrelated, independent third party selected by each Member (which appointment shall have been made within 15 days after the disputed matter is submitted to the Members or the Member who shall have made such appointment shall have been deemed to have consented to the disputed matter) and one unrelated, independent third party selected by the Persons so selected. All matters submitted to dispute resolution as described in this Section 6.1 shall be finally resolved within 30 days.

         6.2 Cessation of Membership. A Member ceases to be a Member of the Company and the Member, or the Member's successor in interest, attains the status of an assignee, with the rights described in Section 8.1, upon the occurrence of any of the following events:

                  (a) the death of the Member;

                  (b) the incapacity of the Member;

                  (c) the Member voluntarily withdraws from the Company;

                  (d) the assignment of the Member's entire interest in the Company;

                  (e) the Member is expelled as a Member pursuant to Section
6.3;

                  (f) unless all other Members consent in writing, the Member:

                           (i) makes a general assignment for the benefit of
                  creditors;

                           (ii) files a voluntary petition in bankruptcy;

                           (iii) becomes the subject of an order for relief in
                  bankruptcy proceedings;

                           (iv) files a petition or answer seeking
                  reorganization, dissolution, liquidation, or similar relief;

                           (v) files an answer or other pleading admitting or
                  failing to contest a petition filed in a proceeding described in the foregoing provisions of this Section 6.2(f);

                           (vi) seeks, consents to, or acquiesces in the
                  appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties;

                  (g) the dissolution or equivalent of a Member that is an entity, unless all other Members consent in writing.

         6.3 Expulsion of a Member. A Member may be expelled:

                  (a) by unanimous vote of the other Members if it is unlawful to carry on the Company's Business with the Member; or

                  (b) on application by the Company or another Member, by judicial determination that the Member:

                           (i) has engaged in wrongful conduct that adversely
                  and materially affected the Company's Business;

                           (ii) has willfully or persistently committed a
                  material breach of the Articles of Organization or this Agreement or of a duty owed to the Company or to the other Members under the Act; or

                           (iii) has engaged in conduct relating to the
                  Company's Business that makes it not reasonably practicable to carry on the Business with the Member.

         6.4 Liability of Management Committee to the Other Members. The Management Committee and its members, and their representatives, employees, and agents, shall not be liable to the Company or to the other Members for losses sustained or liabilities incurred as a result of any good faith error in judgment, mistake of law or fact, or for any act done or omitted to be done in good faith in conducting the Company Business, unless such error, mistake, act, or omission was performed or omitted fraudulently or constituted willful misconduct or a breach of this Agreement. This provision is not for the benefit of any third party. The Management Committee shall account to the Company and hold as trustee for it any profit or benefit derived by the Management Committee without the consent of the Members holding a majority of the outstanding Units from any transaction connected with the conduct of the Company's Business, winding up of the Company, or any use by the Management Committee of Company Property, including, but not limited to, confidential or proprietary information of the Company or other matters entrusted to the Management Committee in the capacity of manager of the Company.

         6.5 Company Indemnity to Management Committee. The Company shall protect, defend, indemnify, and hold harmless the Management Committee and each of its members and each member's directors, officers, shareholders, representatives, employees, and agents (collectively the "Indemnified Parties"), from and against any loss, expense, damage, or injury suffered or sustained by any of them by reason of any acts, omissions, or alleged acts or omissions arising out of the activities of any Indemnified Party on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim if the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding, or claim is based were for a purpose believed in good faith by any Indemnified Party to be in the best interest of the Company or were not performed or omitted fraudulently and did not constitute willful misconduct or a breach of this Agreement by such Indemnified Party. The Company shall further indemnify and hold harmless each Indemnified Party for losses or liabilities due to the negligence, including gross negligence, dishonesty, willful misconduct, or bad faith of any employee, broker, or other agent of the Company. The Members each acknowledge that the intention of the preceding provisions is to cause the Company to indemnify the Management Committee respecting the Management Committee's negligence, but in no event shall the Management Committee or its members be indemnified respecting their gross negligence or willful misconduct. Notwithstanding the foregoing, the Company shall not indemnify any Person hereunder in connection with a proceeding in which the Person was adjudged liable to the Company or liable on the basis that the Person derived an improper personal benefit, whether or not involving action in his or her official capacity.

         6.6 Conflicts of Interest. Except as provided for elsewhere herein, this Agreement shall not preclude the Company from dealing with any Member or any Member's Affiliates in connection with the Business of the Company as independent contractors or as agents for others, and such Affiliates may receive from such others or the Company normal profits, compensation, commissions, or other income incident to such dealings. The amount payable by the Company to any Member or any Affiliate of any Member shall not be greater than the amount that the Company would have to pay under an arm's-length contract with a nonrelated entity.

         6.7 Members Look Solely to Company Assets. Each Member shall look solely to the assets of the Company for all distributions respecting the Company and return of its capital contributions, and no Member shall have any recourse in connection therewith against the Management Committee except as provided in
Section 6.4.

         6.8 Dealings Outside the Company. Neither the Management Committee nor any Member shall be required to devote full time to Company Business, and any member of the Management Committee and Member may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others. The parties hereto acknowledge that Holding is also an affiliate of Idaho Asphalt Supply, Inc. and other entities that engage in businesses similar to that engaged in by the Company. Neither the ownership of such interests nor engaging in similar businesses that may compete with the Company shall be deemed to be a breach of any fiduciary duty owed to the Company or to any Member or of a corporate opportunity or similar doctrine applicable to the Company. Neither the Company nor any Member shall by virtue of this Agreement have any right, title, or interest in or to such independent venture of any Member.

         6.9 Additional Opportunities. In the event either Member elects to acquire or construct additional asphalt terminals or manufacturing facilities, similar in kind and nature to the Property, in Utah, Wyoming, Colorado, Arizona, Nevada, New Mexico, Nebraska, Kansas, or South Dakota ("Additional Opportunity"), it will first offer such Additional Opportunity to the Company. The following shall apply to each Additional Opportunity:

                  (a) Within 15 days after a Member (the "Acquiring Member") or any of its Affiliates proposes to proceed with an Additional Opportunity, such Acquiring Member shall notify the Company and the other Member (the "Nonacquiring Member") thereof. The Acquiring Member's notice shall describe in detail the activity, the acquiring party if that party is an Affiliate, activities and facilities covered thereby, the cost thereof, and the reason, if any, why the Acquiring Member believes that the activity is or is not in the best interests of the Members and the Company. In addition to such notice, the Acquiring Member shall make any and all information concerning the activity available for inspection by the Company and Nonacquiring Member, including, without limitation, any proposed contracts, term sheets, letters of intent, or other similar documents relating to the Additional Opportunity.

                  (b) The Company shall have 30 days after receiving the Acquiring Member's notice pursuant to the immediately preceding subsection to notify the Acquiring Member of the Company's election to accept the Additional Opportunity; the Company shall elect to accept the Additional Opportunity if the Nonacquiring Member notifies the Company to do so within 25 days after receiving the Acquiring Member's notice under the immediately preceding subsection (a). Promptly upon such notice, the Acquiring Member shall convey or cause its Affiliate to convey to the Company all of the Acquiring Member's (or its Affiliate's) interest in the Additional Opportunity, free and clear of all encumbrances arising by, through or under the Acquiring Member (or its Affiliate) other than those to which the Nonacquiring Member has agreed.

                  (c) If the Company does not give such notice within such 30-day period set forth in Section 6.9(b), no Member (other than the Acquiring Member) shall thereafter have any interest in the activity or Additional Opportunity.

         6.10 Non-Solicitation. No Member shall solicit, divert, hire, induce, or attempt to solicit, divert, or hire any of the employees who are providing substantially full-time services to such party while they are Members of the Company or affiliated with any Member of the Company.

         6.11 Confidentiality. Each Member agrees to keep confidential and not use, reveal, provide, or transfer to any third party any confidential information ("Confidential information") it obtains or has obtained concerning any Member, except (a) disclosure to actual or prospective sources of debt or equity funding for such Member, including its legal, accounting, and other advisors, (b) to the extent that disclosure to a third party is required by applicable law; (c) information that, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which the party is subject or by which it has knowledge) as evidenced by generally available documents or publications;
(d) information that was in possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the other Members; (e) to its employees, consultants, or advisors for the purposes of carrying out their duty hereunder to the extent disclosure is necessary or available; (f) to third parties to the extent necessary to enforce this Agreement, provided, however, that in the case of disclosure pursuant to subsection (e), the party or parties to whom disclosure is made shall agree to be bound by this confidentiality provision. The obligation of each Member not to disclose Confidential Information except as provided for herein shall not be affected by the termination of this Agreement or the resignation or removal of any Member of the Company.

                                   Article VII
                             Financing of Operations

         7.1 Operating Line of Credit. Idaho Asphalt Supply, Inc., an Idaho corporation and affiliate of Holding ("IAS"), has provided financing to the Company (the "Initial Operating Line") for its working capital requirements for calendar year 2004. In addition, IAS will provide to, or secure on behalf of, the Company, financing for the working capital requirements to meet the 2005 Operating Budget attached as Exhibit 2 ("Operating Line"). IAS may, in its sole discretion, elect to provide or secure financing for the Company's working capital requirements for subsequent years pursuant to each annual Operating Budget. The Operating Budget for calendar year 2005 is attached hereto as
Exhibit 2.

         7.2 Terms of the Operating Line. The Initial Operating Line and the Operating Line will be secured by all of the Company's inventory, accounts receivable, bank accounts, contracts, Property, equipment, real estate, and other assets, subject to the security interest and lien of Crown and its Affiliates securing the Promissory Note of the Company to such entities and other prior existing liens, if any. The Company will execute appropriate loan documentation to reflect the terms set forth herein for the Initial Operating Line and the Operating Line including a security agreement. The outstanding balance of the Operating Line will accrue interest at the Contract Interest Rate. The Company will make repayment of the Initial Operating Line and the Operating Line from Available Cash. The Company will maintain sufficient cash in its bank accounts to pay the estimated expenses and inventory purchases for the succeeding 30-day period. Available Cash will be utilized to repay the outstanding balance of the Operating Line prior to distribution to the Members.

         7.3 Monthly Reporting. The Company will at all times track its physical inventory, inventory in transit, accounts receivable, bank account balances, and the outstanding balance of the interim Operating Line, including accrued interest, if any. The Company will provide a monthly accounting of such amounts to IAS no later than the fifth business day following the end of each month.

         7.4 Operating Budget. An annual operating budget for the Company will be established by the Management Committee and provided to the Members on or before December 31 of the year preceding the budget year ("Operating Budget"). The Operating Budget will include, among other things, the projected operating income, cash flow, capital expenditures, and working capital requirements from the Operating Line. In the event an Operating Budget has not been approved by the Management Committee, the Operating Budget for the previous year will be deemed the Operating Budget for that calendar year until such time as a new Operating Budget is approved.

         7.5 Additional Financing Requirements. From time-to-time the Company may require additional financing. If the Members do not approve such financing requirement as an Additional Capital Contribution as provided for in Section 3.2, the Company may require loans or similar credit arrangements. In such event, each Member agrees to jointly and severally guaranty any such additional financing or credit arrangement.

                                  Article VIII
                          Transfers of Member Interests

         8.1 Assignment of Member's Interest. Subject to the provisions of this
Article VIII, a Member may assign or transfer that Member's interest in the Company at any time, either voluntarily by an instrument in writing or involuntarily by court order or by operation of law. Upon the assignment or transfer of a Member's interest in the Company, (a) the Company shall not be required to recognize any such assignment or transfer until the Company has received written notice of the same; (b) no such assignment or transfer of an interest in the Company, whether voluntary or involuntary, shall of itself, dissolve the Company; (c) the assignee or transferee of the Member's interest in the Company shall not thereby become entitled to vote or otherwise participate in the management of the Company's Business and affairs, to require any information or accounts of Company transactions, to inspect the Company books and records, or to become a Member; (d) the assignee or transferee shall only be entitled to receive, in accordance with the contract or order of assignment or transfer, the share of profits or other compensation by way of income and the return of contributions to which the assigning Member would otherwise be entitled under this Agreement and, in case of the winding up of the Company, the assignee or transferee shall be entitled to receive such distributions as would otherwise be made to the assigning Member.

         8.2 Admission as Substituted Member. With the exception of permitted transfers as provided in Section 8.6 of this Agreement, no purchaser, assignee, or other transferee (by conveyance, operation of law, or otherwise) of all or any part of an interest in the Company shall have the right to become a substituted Member in place of that Person's seller, assignor, or transferor, and, thereby, become entitled to vote and participate in the management of the Business and affairs of the Company, unless all of the following conditions are satisfied (all subsequent references in this Agreement to "assignor" and "assignee" shall be construed to include sellers and purchasers, transferors and transferees, donors and donees, and otherwise, as the case may be):

                  (a) the fully-exercised and acknowledged written instrument or order of sale, assignment, or transfer, which sets forth the intention of the assignor that the assignee become a substituted Member in that Member's place, has been filed with the Company;

                  (b) the assignor and assignee execute and acknowledge such other instruments as the Management Committee may from time to time require, in order to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (c) the assignee shall bear all reasonable expenses incurred in effecting the substitution; and

                  (d) Members (other than the assignor) have consented in writing to the substitution, which consent shall be exercisable in the Member's sole discretion.

         8.3 Right of First Refusal to Purchase Units.

                  (a) If any Member desires to assign, transfer, or otherwise dispose of all or a portion of such Member's interest in the Company for value other than in accordance with the provisions of Section 8.4, the other Member shall have the option to purchase all or any part of such interest.

                  (b) The Member desiring to so dispose of its Transferable Interest (a "Transferring Member") shall give written notice (a "Transfer Notice") to the other Member setting forth (i) the number of Units or other interest in the Company (the "Transferable Interest") that the Transferring Member desires to transfer; (ii) the identity and address of the proposed purchaser or other transferee thereof; (iii) that the Transferring Member has received a bona fide offer therefor, if a sale is contemplated; (iv) the cash and other consideration (per Unit and in the aggregate) to be received by the Transferring Member in connection with such disposition; (v) a true copy of the offer or agreement, if any, for such sale or other disposition and a certification by the Transferring Member that, to the best of its knowledge and belief, the offer or agreement is genuine and in all respects what it purports to be; (vi) an offer to sell to the other Member the Transferable Interest in accordance with this Section 8.3; and (vii) such other information as may be necessary or desirable in order to afford to the other Member the benefits intended to be conferred by this Section 8.3. To the extent the terms of such sale or other transfer provide for the receipt by the Transferring Member of consideration other than cash or cash equivalents, the Transfer Notice shall also include a fair market appraisal of such consideration prepared by a qualified independent appraiser.

                  (c) The other Member shall have 10 days after the effective date of the Transfer Notice to elect to purchase all or any part of the Transferable Interest, without regard to whether the Transferring

         Member proposed to initially sell only a portion of such Transferring Member's Units or other interest in the Company.

                  (d) If the other Member has timely elected to purchase all of the Transferable Interest, then the other Member shall purchase all, but not less than all, of the Transferable Interest, on a date and at a time designated by the other Member in writing at least two days in advance to the Transferring Member and at the principal place of Business of the Company. At the closing, the Transferring Member shall deliver certificates or other evidence of ownership representing the Transferable Interest being purchased, duly endorsed in blank or accompanied by duly executed transfer documents acceptable to the other Member.

                  (e) The purchase by the other Member shall be at the price and upon the same terms and conditions as contained in the Transfer Notice unless the parties shall agree otherwise; provided, however, that if the Transfer Notice provides for payment of all or any portion of the purchase price by delivery of consideration other than cash or cash equivalents, the other Member may make payment of such portion of the purchase price in cash or cash equivalents in the amount of the fair market value of such noncash consideration as set forth in the appraisal accompanying the Transfer Notice. If, however, the other Member electing to purchase the Transferable Interest shall object to such appraisal of the noncash consideration within the period set forth above for electing to purchase the Transferable Interest, the other Member shall within such period select an independent appraiser to determine such fair market value. In the event that the independent appraisers selected by each of the Transferring Member and the other Member cannot agree on the fair market value, then the two independent appraisers shall mutually select a third independent appraiser to determine the fair market value, and the value selected by such third independent appraiser shall be binding on all of the parties hereto. Each such independent appraiser may use any customary method of determining fair market value. Each party shall bear the cost of the independent appraiser selected by that party, and the cost of the independent appraiser, if any, mutually selected by the two independent appraisers shall be paid one-half by the Transferring Member and one-half by the other Member electing to purchase.

                  (f) If the other Member does not timely elect to purchase all of the Transferable Interest pursuant to this Section 8.3, the Transferring Member, within 30 days after the expiration of the applicable option exercise period, may transfer the Transferable Interest to the purchaser or other transferee named in the Transfer Notice for the consideration and on the other terms set forth in the Transfer Notice and not otherwise. Upon failure of the Transferring Member to effect such transfer pursuant to the terms and conditions contained in the Transfer Notice within such 30-day period, the right to transfer such interest shall lapse, and any desired transfer thereafter shall be made only upon compliance again with the notice and election procedures of this Section 8.3.

                  (g) Purchasing Members shall become substituted Members respecting interests purchased under this Section 8.3 as soon as the purchase has been accomplished according to the terms hereof. Any other purchaser or transferee of a Transferring Member's interest shall not be entitled to become a substitute Member except as provided in Section 8.2.

         8.4 Option To Purchase Interest upon Certain Events.

                  (a) If a Member's interest is transferred pursuant to (i) an adjudication of the Member as a bankrupt; (ii) an entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or liquidator of the assets of the Member; (iii) an assignment or attempted assignment by the Member for the benefit of creditors; or (iv) the institution or attempted institution of voluntary bankruptcy proceedings by the Member, then, in any such event (an "Option Event"), the Company and, to the extent the Company does not elect to purchase all of such interest, the other Member shall have the option, but not the obligation, to purchase from such Member (or from such Member's legal successor(s)) (the "Subject Member") the Subject Member's interest in the Company transferred.

                  (b) Not later than 90 days after the occurrence of an Option Event, the Subject Member (or the Subject Member's successor(s)) shall notify the Company of such occurrence, which notice shall set forth (i) a description of the Option Event; (ii) the Units (the "Option Units") that the Company and the other Member have the right to purchase pursuant to this Section 8.4 by reason of such Option Event; (iii) the identity of the Subject Member; and (iv) such other information as may be necessary or desirable in order to afford to the Company and the other Member the benefits intended to be conferred by this Section 8.4. Following the receipt of such notice, the Company shall give like notice to the other Member of the occurrence of the Option Event and of its option to purchase the Subject Member's interest pursuant to this Agreement.

                  (c) The Company shall have 10 days after the effective date of the Option Notice to elect to purchase all or any part of the Option Units. To the extent the Company does not elect to purchase all of such interest, the other Member shall have 20 days after the date of the expiration of the Company's option to elect to purchase all or any part of the Option Units, such election to be made by delivering written notice of such election to the Subject Member within such 20-day period.

                  (d) If the Company and/or the other Member has timely elected to purchase all of the Option Units, then the Company and the electing other Member shall purchase that part of the Option Units that they have elected to purchase within five days after expiration of the applicable option exercise period on a date and at a time designated by the Company and/or other Member in a written notice to be given at least two days in advance to the Subject Member by the Company and/or other Member, and at the principal place of Business of the Company.

                  (e) The purchase price for the Option Units purchased by the Company or other Member shall be the fair market value of the interest as of the date of the occurrence of the Option Event as determined herein. The Company shall pay for and obtain an independent appraisal of all real estate. Listed securities shall be valued at the latest closing price for such securities. All other assets shall be valued at their book value, net of depreciation and amortization. The fair market value of the interest being purchased shall be based on the relative percentage of ownership of the Company based on the total number of Units outstanding as of the valuation date multiplied by the sum of (i) the fair market value of the real estate as determined by appraisal; plus (ii) the market price for any listed securities; plus (iii) the book value, net of depreciation and amortization, of all other assets; minus (iv) total Company liabilities at the valuation date.

                  (f) Payment by the Company or the other Member of the purchase price for Option Units shall be made in cash or other immediately available funds at closing.

                  (g) If and to the extent that the Company and/or the other Member does not purchase all of the Option Units pursuant to the preceding provisions of this Section 8.4, then the remaining Option Units shall be transferred to the Person or Persons to whom the same would have passed in the absence of the provisions of this Agreement.

         8.5 Option To Purchase Property.

                  (a) If the Company desires to assign, transfer, or otherwise dispose of all or a portion of the Property for value, Crown and Holding shall have the option, exercisable in the foregoing order of priority and succession, to purchase all of the Property. If the Company has not received an offer from a bona fide third party for the purchase of the Property, the price and terms of such sale shall be as agreed between Crown or Holding and the Company.

                  (b) If the Company has received an offer from a bona fide third-party purchaser, the Company shall notify Crown and Holding setting forth (i) the identity and address of the proposed purchaser or other transferee thereof; (ii) that the Company has received a bona fide offer therefor, if a sale is contemplated; (iii) the cash and other consideration to be received by the Company in connection with such disposition; (iv) a true copy of the offer or agreement, if any, for such sale or other disposition and a certification by the Company that, to the best of its knowledge and belief, the offer or agreement is genuine and in all respects what it purports to be; (v) an offer to sell to Crown and Holding the Property, in that order of priority and succession, in accordance with this Section 8.5; and (vi) such other information as may be necessary or desirable in order to afford to Crown and Holding the benefits intended to be conferred by this Section
         8.5. To the extent the terms of such sale or other transfer provide for the receipt by the Company of consideration other than cash or cash equivalents, the notice shall also include a fair market appraisal of such consideration prepared by a qualified independent appraiser.

                  (c) Crown shall have 10 days after the effective date of the notice to elect to purchase all of the Property. To the extent Crown does not elect to purchase all of the Property, Holding shall have 10 days after the date of the expiration of Crown's option to elect to purchase all of the Property. Any such election shall be made by delivering written notice of such election to the Company within such applicable 10-day period.

                  (d) If Crown or Holding has timely elected to purchase all of the Property to be sold, then such electing party shall purchase the Property within 30 days after expiration of the applicable period set forth herein, on a date and at a time designated in a written notice to be given at least two days in advance to the Company by the electing party, and at the principal place of Business of the Company. At the closing, the Company shall deliver a special warranty deed and other transfer documents acceptable to the electing party duly executed on behalf of the Company.

                  (e) The purchase by the electing party shall be at the price and upon the same terms and conditions as contained in the notice unless the parties shall agree otherwise; provided, however, that if the notice provides for payment of all or any portion of the purchase price by delivery of consideration other than cash or cash equivalents, the electing party may make payment of such portion of the purchase price in cash or cash equivalents in the amount of the fair market value of such noncash consideration as set forth in the appraisal accompanying the notice. If, however, the electing party shall object to such appraisal of the noncash consideration within the time period set forth above for electing to purchase the Property, the fair market value shall be determined as set forth in Section 8.3(f).

                  (f) If neither Crown nor Holding timely elect to purchase all of the Property pursuant to this Section 8.5, the Company, within 30 days after the expiration of the applicable option exercise period, may transfer the Property to the purchaser or other transferee named in the notice for the consideration and on the other terms set forth in the notice and not otherwise. Upon failure of the Company to effect such transfer pursuant to the terms and conditions contained in the notice within such 30-day period, the right to transfer such interest shall lapse, and any desired transfer thereafter shall be made only upon compliance again with the notice and election procedures of this
         Section 8.5.

         8.6 Permitted Transfers. Nothing in this Agreement shall be deemed to prohibit or limit the sale, assignment, or transfer from a Member of all or any part of the Member's interest in the Company to:

                  (a) another existing Member of the Company;

                  (b) either (i) a Member's wholly-owned subsidiary corporation or limited liability company, (ii) a limited partnership of which only entities described in clause (i) hereof are the general partners, (iii) a limited liability company of which only entities described in clause
         (i) hereof are the managers;

                  (c) a general partnership or joint venture consisting only of entities described in clauses (i) through (iii) of subsection (b); or

                  (d) any other Person to which all other Members consent in writing;

provided that in each case the interest in the Company so sold, assigned, or transferred continues to be subject to the provisions of this Agreement in all respects. No such sale, assignment, or transfer shall create a right, interest, or power in any other Member, the Company, or any other Person to purchase or acquire such interest in the Company, nor shall the Member that desires to sell, assign, or transfer all or any part of that Member's interest in the Company to another Member be required to obtain the prior consent of the other Member or the Company or to offer such interest to the other Member or to the Company.

                                   Article IX
                     Deadlock, Dissolution, and Termination

         9.1 Deadlock.

                  (a) If the Members are unable to reach an agreement on or with respect to a material action requiring the joint approval of them, either Member (the "Offeror") may, by written notice to other Member (the "Offeree"), within 30 days after the date that the Members are unable to reach an agreement as described above, set forth a purchase price (the "Statement"), which shall represent the dollar amount that the Offeror would be willing to pay for the Ownership Percentage of the Offeree, expressed on the basis of a purchase price for a 1% Ownership Percentage, which purchase price shall then be multiplied by the Offeree's Ownership Percentage (or Offeror's Ownership Percentage, as the applicable case may be) to determine an aggregate purchase price (a "Purchase Price") for such Offeree. In the event that no Member sends a Statement within the foregoing 30-day period, the Management Committee shall cause the Company to be dissolved in accordance with Article IX hereof.

                  (b) Upon receipt of a Statement, the Offeree shall then be obligated either to (i) purchase the Ownership Percentage of the Offeror for its Purchase Price, or (ii) sell to the Offeror its Ownership Percentage for its Purchase Price. The Offeree shall give written notice of its election to purchase or sell, as applicable, to the Offeror within 30 days after receipt of the Statement. Failure by the Offeree to give the Offeror written notice within such time period shall be a conclusive election to sell its Ownership Percentage.

                  (c) The closing of any sale of a Ownership Percentage pursuant to this Section 9.1(c) (the "Closing") shall take place at the principal office of the Company, on a Business day specified by the purchasing Member, which shall be not more than 120 days after the receipt by the Offeror of the written notice of election from the Offeree or after the expiration of the time within which the Offeree must so elect if no notice is given. The Purchase Price shall be paid in full in cash at the Closing; provided, however, that any unpaid portion of a selling Member's Additional Capital Contribution required by Article III hereof must be paid or cured out of the proceeds payable to the selling Member from such sale at the Closing; provided further, however, that the selling Member shall be repaid any loans by such Member to the Company and shall be released from all recourse liabilities of the Company and any guaranty of Company debt. The sale of an Ownership Percentage pursuant to this Section 9.1 shall be deemed effective as of the date of the Closing.

         9.2 Events of Dissolution. The Company shall, without further action of the Members, be dissolved upon the first to occur of the following:

                  (a) the dissolution of the Company by judicial decree or administrative action (subject to reinstatement as provided by the Act);

                  (b) the Company fails to have at least one Member;

                  (c) the merger or consolidation of the Company with another limited liability company or other entity when the Company is not the surviving entity;

                  (d) the sale of all or substantially all of the assets of the Company;

                  (e) December 31, 2059;

                  (f) the written consent to dissolve of all Members; or

                  (g) a deadlock of the Members of the Company pursuant to
         Section 9.1 above.

Unless approved by Members holding, in the aggregate, at least 65% of the Ownership Percentages, no Member shall have the right, and all Members hereby agree not, to dissolve, terminate, partition, or liquidate, or to petition a court for the dissolution, termination, partition, or liquidation of, the Company except as provided in this Agreement.

         9.3 Winding Up and Liquidation. Upon the occurrence of an event of dissolution as provided in Section 9.2, the Company shall be wound up and liquidated as rapidly as Business circumstances will permit by selling Company assets and distributing the proceeds from any such sale or sales of the assets of the Company as follows and in the following order of priority:

                  (a) to pay the expenses of winding up and to pay or provide for payment of all amounts owing by the Company to creditors other than Members;

                  (b) to establish any reserves that the Members may deem necessary for any anticipated, contingent, or unforeseen liabilities or obligations of the Company arising out of, or in connection with, the conduct of the Company Business;

                  (c) to pay all amounts owing by the Company to any Member as a creditor;

                  (d) to each Member, pro rata in accordance with the positive balances in its Capital Account (determined after giving effect to the allocation of all gains and losses realized in connection with any Terminating Transaction occurring in connection with the liquidation of the Company). Any remaining proceeds shall be distributed to the Members pro rata in accordance with their Ownership Percentages.

         9.4 Authority To Wind Up. The winding up of the Company and liquidation of its assets shall be conducted by the Management Committee or, if there is no Management Committee, as determined by the remaining Members.

                                    Article X
               Books of Account, Accounting, Reports, and Banking

         10.1 Books of Account. The Company books and records of account shall be maintained at the principal office of the Company or at such other location and by such Person or Persons as may be designated by the Management Committee. The Company shall pay the direct expense of maintaining its books of account.

         10.2 Method of Accounting. The Company books of account shall be maintained and kept on a basis of accounting determined by the Management Committee and consistently applied.

         10.3 Financial Statements. Upon receipt of a written request from any Member, within 90 days after the close of each Fiscal Year of the Company, the Company shall provide to each Member audited financial statements that fairly represent the financial condition of the Company as of the end of such Fiscal Year. Such financial statements shall indicate the share of each Member in the Net Income, Net Loss, depreciation, and other relevant fiscal items of the Company for such Fiscal Year. Each Member shall be entitled to receive copies of all federal, state, and local income tax returns and information returns, if any, that the Company is required to file. Additionally, quarterly, to the extent both requested by any Member and regularly prepared by the Company, the Company shall make available to any Member copies of the Company's financial documentation respecting the prior quarter, including, without limitation, balance sheets and income statements.

         10.4 Bank Accounts. The funds of, and all monies actually received by, the Company shall be deposited in a separate bank account or accounts in a national or state banking institution in the name of the Company. The Management Committee or agent of the Company shall be authorized to draw checks upon such account or accounts; provided, however, that no funds shall be withdrawn from any such account or accounts except for Company purposes.

         10.5 Tax Returns. The Management Committee shall, for each Fiscal Year, file or caused to be filed at the expense of the Company and on behalf of the Company, a partnership return within the time prescribed by law (including extensions) for such filing and shall deliver to each Member a copy of such Member's K-1 relating to such return. The Management Committee shall also file or caused to be filed at the expense of the Company and on behalf of the Company such state and/or city income tax returns as may be required by law.

         10.6 Audit. Each Member shall have the right at all reasonable times during usual Business hours to audit, examine, and make copies of or extracts from the books of accounts and other records of the Company. Such right may be exercised through any agent or employee of such Member designated by such Member. Each Member shall bear all expenses incurred in any examination made for such Member's account.

         10.7 Meetings. The Company shall hold an annual meeting of the Members at a time, date, and place as determined by the Management Committee. Special meetings of the Members, for any purpose or purposes described in the meeting notice, may be called by the Management Committee or by Members holding in the aggregate at least 33% of the Ownership Percentages. Any Business may be transacted at any meeting of the Members that is properly called. Notice of a meeting of Members must be given to each Member at least five days prior to the meeting: shall give the date, place, and time of the meeting; and may be given orally, in writing, or by electronic means. The Member calling the meeting may designate any place within or without the state of Utah as the place for the meeting. If no place is designated, the place of the meeting shall be the designated office of the Company. Only Members of record at the time notice of a meeting is given shall be entitled to notice or to vote at the meeting, except that a fiduciary, such as a trustee, personal representative, or guardian, shall be entitled to act in such capacity on behalf of a Member of record if evidence of such status is presented to the Company and except that a surviving joint tenant shall be entitled to receive notice and act when evidence of the other joint tenant's death is presented to the Company. A quorum must be present in person or by proxy at a meeting of Members for any Business to be transacted. A quorum shall consist of Members holding in the aggregate at least 67% of the outstanding Units entitled to vote. The Members present at any meeting at which a quorum is present may continue to transact Business notwithstanding the withdrawal of Members from the meeting in such numbers that less than a quorum remains. A Member may participate in and be considered present at a meeting by, or the meeting may be conducted through the use of, any means of communication by which all Persons participating in the meeting may hear each other or otherwise communicate with each other during the meeting. A proxy, to be effective, must be in writing and signed by the Member and must be filed with the secretary of the meeting before or at the time of the meeting and shall be valid for no more than 11 months after it was signed unless otherwise provided in the proxy.

         10.8 Action by Members Without a Meeting. Any action that may be taken by the Members may be taken without any meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the Members holding in the aggregate outstanding Units at least equal to the minimum percentage that would be necessary to authorize or take that action. If less than all of the Members sign a consent, notice of the approval by Members without a meeting, containing or accompanied by a description of the transaction, action, or event, shall be given at least five days before the consummation of the transaction, action, or event authorized thereby to those entitled to vote that have not consented in writing.

         10.9 Records. The Company shall keep at its place of Business the following records: (a) a current list in alphabetical order of the full name and last known business, residence, or mailing address of each Member and each Person serving on the Management Committee; (b) a copy of the stamped Articles of Organization and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate of amendment has been executed; (c) a copy of the writing required of an organizer under Section 48-2c-401(2) of the Act; (d) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent Fiscal Years; (e) copies of any financial statements of the Company for the three most recent Fiscal Years; (f) a copy of this Agreement plus all amendments thereto; (g) copies of the minutes, if any, of each meeting of Members and any written consents obtained from Members; and (h) unless otherwise set forth in the Articles of Organization or this Agreement, a written statement of (i) the amount of cash and a description and statement of the agreed value of the other Property or services contributed or agreed to be contributed by each Member, (ii) the times at which, or events on the happening of which, any additional contributions agreed to be made by each Member are to be made, (iii) the right of any Member to receive distributions that include a return of all or any of the Member's contributions, (iv) any date or event upon the happening of which a Member is entitled to payment in redemption of the Member's interest in the Company, and (v) any event upon the happening of which the Company is to be dissolved and its affairs wound up. These records shall be subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary Business hours at the designated office of the Company.

                                   Article XI
                                  Miscellaneous

         11.1 Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

                  If to Crown, to:            Crown Energy Corporation
                                              1710 West 2600 South
                                              Woods Cross, UT 84087
                                              Attention: Jay Mealey, President
                                              Telephone: (801) 296-9585
                                              Facsimile: (801) 296-9590

                  If to Holding, to:          Peak Holding, LLC
                                              2535 North 15 East
                                              Idaho Falls, ID 83401
                                              Attention: _________________
                                              Telephone: (208) ___________
                                              Facsimile: (208) ___________

or to such other addresses, facsimile numbers, or electronic mail addresses as shall be furnished in writing by any party in the manner for giving notices hereunder.

         11.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Members, their successors and assigns.

         11.3 Duplicate Originals. For the convenience of the Members, any number of counterparts hereof may be executed, and each of such counterparts shall be deemed to be an original instrument, and all of which, taken together, shall constitute one agreement.

         11.4 Construction. The title of articles and sections herein have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

         11.5 Governing Law. This Agreement is entered into and shall be governed by the laws of the state of Utah. To the extent permitted by the Act and other applicable law, the terms and provisions of this Agreement shall control in the event of any conflict between such terms or provisions and the Act.

         11.6 Other Instruments. The parties hereto covenant and agree that they will execute such assumed name certificates and other and further instruments and documents that are or may become necessary or convenient to effectuate and carry out the purposes of the Company created by this Agreement.

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

         11.7 Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be automatically added as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.8 Gender and Number. Wherever the context shall so require all words herein in any gender shall be deemed to include the masculine, feminine, or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

         11.9 Reliance. No Person dealing with the Management Committee shall be required to determine its authority to make any commitment or undertaking on behalf of the Company nor to determine any fact or circumstances bearing upon the existence of such authority. In addition, no purchaser of any asset of the Company from the Management Committee shall be required to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received notice affecting the same.

         11.10 Entirety and Modifications. This Agreement embodies the entire agreement between the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No term, condition, or provision of this Agreement shall be altered, amended, or modified without the prior written consent of Members holding at least 75% of the issued and outstanding Units, except as provided to the contrary in this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

                                             Crown:

                                             CROWN ENERGY CORPORATION

                                             By  /s/ Jay Mealey
                                                 -------------------------------
                                                 Jay Mealey, President


                                             Holding:

                                             PEAK HOLDING, LLC

                                             By  /s/ Chris Blake
                                               ---------------------------------
                                             Its  President/Managing Member


Exhibit 1         Property Description

Exhibit 2         2005 Operating Budget

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